Exhibit 99.1

  Ultralife Batteries, Inc. Receives $1.5 Million Order to Supply Lithium Ion Batteries and Chargers to Cubic Corporation for Advanced Combat Training System

     NEWARK, N.Y.--(BUSINESS WIRE)--April 22, 2004--Ultralife Batteries, Inc. (NASDAQ: ULBI), in cooperation with one of its distributors, has received an order valued at approximately $1.5 million to supply custom lithium ion batteries and chargers to Cubic Defense Applications, the defense segment of Cubic Corporation (AMEX: CUB). The order is for production quantities of custom lithium ion rechargeable batteries and chargers for Cubic's Weapons Effects Simulation land-based combat training system for the Canadian Armed Forces. Battery and charger deliveries are scheduled to begin this June and continue through October 2005.
     John D. Kavazanjian, Ultralife's president and chief executive officer said, "This order further reinforces Ultralife's leadership role as a supplier of advanced lithium and lithium ion batteries and chargers for use in critical military systems. It also illustrates the range of customers with whom we have relationships in our military business - U.S. governmental entities, U.S. defense contractors and military distributors, both domestic and international. Many of the military batteries we have developed and produced are also used in commercial applications, affording us the opportunity to expand our customer base for these products."
     Powered by Ultralife's rugged, custom-engineered 14-volt, six ampere-hour lithium ion batteries and multiple-bay chargers, the Weapon Effects Simulation system features a fully integrated Direct-Fire Weapons Effects Simulation system that includes Cubic's new Precision Combat Training System and advanced software-based exercise control and after-action review technology.

     About Ultralife Batteries, Inc.

     Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
     Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.

     About Cubic Defense Applications Group

     The Cubic Defense Applications group, one of Cubic's two major segments, provides realistic combat training systems for military forces as well as simulation training, force transformation assistance, educational services, operations and maintenance, and manufacturing services. The group also supplies products and systems for C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance & Reconnaissance) applications, search and rescue avionics, and radio communications for military and civil markets.
     For more information about Cubic, see the company's web site:
www.cubic.com.

     This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

     Detailed information on Ultralife is available at the Company's web site: www.ultralifebatteries.com.
     Ultralife(R) is a registered trademark of Ultralife Batteries, Inc.

     CONTACT: Ultralife Batteries, Inc.
              Peter Comerford, 315-332-7100
              pcomerford@ulbi.com
               or
              Lippert/Heilshorn & Associates, Inc.
              Investor Relations Contact:
              Jody Burfening, 212-838-3777
              jburfening@lhai.com
               or
              Media Contact:
              Chenoa Taitt, 212-201-6635
              ctaitt@lhai.com